Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION OF
KATAPULT HOLDINGS, INC.

Certain terms used below, but not otherwise defined, in this section shall have the meanings ascribed to them elsewhere in the Registration Statement on Form S-4 and information statement filed on June 18, 2026.

The following unaudited pro forma condensed combined financial information presents the financial information of CCFI (as the accounting acquirer), adjusted to give effect to the Mergers and the Contributions, a financing agreement for a senior secured delayed draw term loan, which was funded at closing, and an increased commitment on the Sparrow Term Loan (the “Debt Financing”), Purchase of Preferred Stock (as defined below), and the exercise of the Katapult Private Warrants (collectively the “Transactions”). The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined balance sheet is presented as if the Transactions had occurred on June 30, 2026, and the unaudited condensed combined statement of operations for the six months ended June 30, 2026 and year ended December 31, 2025 are presented to give effect to the Transactions as if they occurred on January 1, 2025. The historical consolidated financial statements of CCFI, Aaron’s and Katapult have been adjusted to depict the accounting for the Transactions in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”). The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable under the circumstances. All adjustments are preliminary and subject to change. The pro forma adjustments include those related to the accounting for the Mergers and the Contributions (“Transaction Accounting Adjustments”), the Debt Financing (“Financing Adjustments”), the Purchase of Preferred Stock, and the exercise of the Katapult Private Warrants (collectively, the “Adjustments”).

The unaudited pro forma condensed combined financial information and related notes are provided for illustrative purposes only and do not purport to represent what the combined organization’s actual results of operations or financial position would have been had the Transactions been completed on the dates indicated, nor are they necessarily indicative of the combined organization’s future results of operations or financial position for any future period. The pro forma adjustments may be revised as additional information becomes available and is evaluated. It is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the differences may be material.

The Mergers and the Contributions, Debt Financing, and Purchase of Preferred Stock are each described in detail below.

The Mergers and the Contributions

On December 11, 2025, Katapult entered into a Merger Agreement, by and among Merger Sub 1, Merger Sub 2, CCFI, and Aaron’s, pursuant to which (i) Merger Sub 1 merged with and into Aaron’s, (ii) Merger Sub 2 merged with and into CCFI and (iii) upon the consummation of the Mergers, each of Merger Sub 1 and Merger Sub 2 ceased to exist, and each of Aaron’s and CCFI became a wholly owned subsidiary of Katapult.

Pursuant to the terms and conditions of the Merger Agreement:

a)	Immediately prior to the Aaron’s Merger Effective Time and subject to all conditions to Closing being met, the Aaron’s MIP Holders contributed and assigned to Katapult, and Katapult assumed and acquired from the Aaron’s MIP Holders, the Aaron’s MIP Units in exchange for 943,579 shares of Katapult common stock. The aggregate equity interests of Aaron’s outstanding as of immediately prior to the Aaron’s Merger Effective Time were collectively converted solely into the right to receive an aggregate of 12,312,815 shares of Katapult Common Stock, inclusive of the 943,579 shares from the Aaron’s Contribution. Any shares of common stock of Aaron’s held as treasury stock or held or owned by Aaron’s, Merger Sub 1, Aaron’s MIP Holdings, LLC or any subsidiary of Aaron’s immediately prior to the Aaron’s Merger Effective Time were canceled and retired and ceased to exist, and no consideration was delivered.

b)	Immediately prior to the CCFI Merger Effective Time and subject to all conditions to closing being met, the CCFI MIP Holders contributed and assigned to Katapult, and Katapult assumed and acquired from the CCFI MIP Holders, the CCFI MIP Equity in exchange for 11,022,034 shares of Katapult Common Stock. The aggregate equity interests of CCFI outstanding as of immediately prior to the CCFI Merger Effective Time were collectively converted solely into the right to receive an aggregate of 69,772,607 shares of Katapult Common Stock, inclusive of the 11,022,034 shares from the CCFI Contribution and 2,385,280 shares of Katapult Stock to which previous holders of CCFI phantom restricted units are entitled to receive twelve (12) months following the closing of the Transactions. Any of the CCFI Units held in treasury or held or owned by CCFI, Merger Sub 2 or any subsidiary of CCFI immediately prior to the CCFI Merger Effective Time were canceled and retired and ceased to exist, and no consideration was delivered.

Following the close of the transaction on August 11, 2026, the existing Katapult stockholders, CCFI unitholders and Aaron’s stockholders held 5.9%, 80.0% and 14.1%, respectively, of the issued and outstanding shares (based on 5,137,329 outstanding shares of Katapult Common Stock as of June 30, 2026, inclusive of the exercise of the Katapult Private Warrants and cancellation of Katapult Common Stock pursuant to earn out conditions triggered by the Mergers) of the combined organization.

See the table below for the amount of issued and outstanding preferred and common stock of Katapult on an actual and pro forma basis upon consummation of the Mergers and the Contributions.

Amount
Katapult Common Stock issued and outstanding as of 6/30/2026	4,792,405
Katapult Common Stock issued for exercise of Katapult Private Warrants	645,247
Estimated total Katapult Common Stock to be cancelled pursuant to earn out conditions triggered by the Mergers	(300,323)
Estimated total Katapult Common Stock to be held by Aaron’s equityholders	12,312,815
Estimated total Katapult Common Stock to be held by CCFI equityholders	69,772,607
Total estimated pro forma Katapult Common Stock	87,222,751

Amount
Katapult Preferred Stock issued and outstanding as of 6/30/2026	65,000
Purchase of Preferred Stock	(65,000)
Total estimated pro forma Katapult Preferred Stock	-

The Mergers will be accounted for as reverse mergers using the acquisition method of accounting, pursuant to ASC Topic 805, Business Combinations (“ASC 805”), with Katapult treated as the legal acquirer and CCFI treated as the accounting acquirer of Katapult and Aaron’s. CCFI has been determined to be the accounting acquirer primarily based on an evaluation of the following facts and circumstances:

•	Previous CCFI unitholders have the largest portion of voting rights in the combined organization, holding 80.0% of the shares of the combined entity based on 5,137,329 outstanding shares of Katapult Common Stock as of June 30, 2026 and inclusive of the exercise of the Katapult Private Warrants and cancellation of Katapult Common Stock pursuant to earn out conditions triggered by Mergers;

•	CCFI controls the Board of Directors of the combined organization with six of the ten-member board being designees selected by CCFI, including the Chairman of the Board being the previous CCFI CEO; and

•	CCFI is considered the largest of the three entities when considering net income and enterprise value.

ASC 805 requires the allocation of the purchase price consideration to the fair value of the identified assets acquired and liabilities assumed upon consummation of a business combination. Accordingly, the total purchase price to acquire Aaron’s and Katapult will be allocated to the assets acquired and assumed liabilities of Aaron’s and Katapult based upon their fair values. Any excess amounts, after allocating the purchase consideration to identifiable tangible and intangible assets acquired and liabilities assumed, will be recorded as goodwill; however, the net assets of CCFI will continue to be recognized at historical cost. The process of valuing the net assets of Aaron’s and Katapult at the closing date, the allocation of the consideration transferred, as well as evaluating accounting policies for conformity, is preliminary and represents the current best estimate and is subject to revision. The unaudited pro forma condensed combined financial information was prepared using preliminary estimates, and actual results may differ materially from the information presented.

Debt Financing

In connection with the Closing, on August 11, 2026, Katapult entered into a term loan agreement for senior secured term loan facilities in an aggregate principal amount of up to $200.0 million, consisting of (i) an initial term loan facility in an aggregate principal amount of $121.7 million, which was funded in full on August 11, 2026, and (ii) a delayed draw term loan facility in an aggregate principal amount of up to approximately $78.0 million. Borrowings under the term loan agreement bear interest at a rate of 15.0% per annum payable in cash and 5.0% per annum payable as paid-in-kind interest.

Further, in connection with the Transactions, on August 10, 2026, CCFI entered into a fifth amendment to the agreement for the Sparrow Term Loan to amend certain covenants and provisions. The primary provisions of this amendment increased the maximum commitment by $25.0 million to $75.0 million, increased the blended interest rate to 16.6%, and extended the maturity date.

The Debt Financing, together with cash on hand, is assumed to be sufficient for purposes of financing the expenses in connection with the Transactions. These assumptions and expectations are subject to change, and the debt issuance costs to be incurred and related interest expense could vary significantly from what is assumed in the unaudited pro forma condensed combined financial information. Other factors that are subject to change include, but are not limited to, the timing of borrowings, the amount of cash on hand at the time of the closing, and inputs to interest rate determination on debt instruments issued.

Purchase of Preferred Stock

Additionally, on November 3, 2025, Katapult Intermediate Holdings Inc. entered into (a) a Series A investment agreement with Hawthorn, pursuant to which Katapult issued and sold to Hawthorn an aggregate of 35,000 shares of Series A Convertible Preferred Stock at a purchase price of $1,000 per share, resulting in total gross proceeds to Katapult of $35.0 million, and (b) a Series B investment agreement with Hawthorn, pursuant to which Katapult issued and sold to Hawthorn an aggregate of 30,000 shares of Series B Convertible Preferred Stock at a purchase price of $1,000 per share, resulting in total gross proceeds to Katapult of $30.0 million.

After giving effect to $1.1 million of issuance costs, Katapult received net proceeds of $63.9 million, which were used to repay existing debt and related legal fees, with the remaining proceeds being used by Katapult to sustain its operations. Of the total net proceeds, $11.3 million was allocated to the Series A Preferred Stock and $16.6 million was allocated to the Series B Preferred Stock. Further, the contingent redemption feature and the conversion feature of the Preferred Stock represented a compound embedded derivative that was bifurcated from the host preferred stock and accounted for separately as a derivative liability, initially measured at its issuance-date fair value of $31.0 million. The remainder of the net proceeds was allocated to the Katapult Private Warrants. As of June 30, 2026, the derivative liability was remeasured at a fair value of $8.7 million, and Katapult recognized a gain of $4.9 million and $17.4 million due to the change in fair value during the six months ended June 30, 2026 and the year ended December 31, 2025, respectively. The issuance of Preferred Stock and use of proceeds, along with the remeasurement of the derivative liability, are reflected in Katapult’s historical financials.

On December 11, 2025, a side-letter agreement was signed between Katapult and Hawthorn in which Hawthorn agreed to sell all 65,000 shares of Preferred Stock to Katapult, effective immediately prior to the Aaron’s MIP Exchange (“Purchase of Preferred Stock”).

In connection with the Closing, on August 11, 2026, Katapult entered into a term loan agreement for a senior secured term loan facility in an aggregate principal amount of $74.7 million to fund the Purchase of the Preferred Stock. Borrowings under the term loan agreement bear interest at a rate of 15.0% per annum.

Upon completion of the Purchase of the Preferred Stock, the Preferred Stock and related derivative liability are no longer outstanding. The Hawthorn Side Letter also required that Hawthorn exercise the Katapult Private Warrants to purchase common stock of Katapult expiring March 6, 2030, as re-issued on July 21, 2025, and expiring June 12, 2032, issued on June 12, 2025, on a cashless basis in full for 645,247 shares of Katapult Common Stock, and Katapult shall issue such shares of Katapult Common Stock, such that, as of immediately prior to each of the Aaron’s MIP Exchange and the CCFI MIP Exchange, no Katapult Private Warrants were outstanding. The following unaudited pro forma condensed combined financial information gives effect to the issuance of a new $75.0 million debt instrument, settlement of the Preferred Stock and embedded derivative liability, and exercise of the Katapult Private Warrants.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2026

(in thousands)

	CCFI (Historical, adjusted, Note 2)	Aaron’s (Historical, adjusted, Note 2)	Katapult (Historical, adjusted, Note 2)	Purchase of Preferred Stock (Note 6)	Transaction Accounting Adjustments	Notes	Financing Adjustments (Note 7)	Pro Forma Combined
Assets
Cash and cash equivalents	$96,839	$112,382	$18,046	$-	$(828)	4G	$139,144	$365,583
Restricted cash	1,128	5,176	6,042	-	-		-	12,346
Accounts receivable, net	-	50,357	-	-	(2,960)	4I	-	47,397
Finance receivables at amortized cost, net	410,280	-	-	-	-		-	410,280
Finance receivables at fair value	266,539	-	-	-	-		-	266,539
Other receivables	2,286	2,744	1,048	-	-		-	6,078
Lease merchandise	-	610,539	69,423	-	(63,962)	4C	-	616,000
Merchandise inventories, net	-	71,155	-	-	(155)	4C	-	71,000
Property, plant and equipment, net	59,169	143,745	136	-	20,625	4A	-	223,675
Right of use assets - operating leases	284,815	367,016	364	-	-		-	652,195
Goodwill	107,888	-	-	-	138,112	4G	-	246,000
Intangible assets	61,301	-	2,773	-	113,984	4B	-	178,058
Prepaid expenses and other assets	139,375	62,070	2,342	-	-		-	203,787
Assets held for sale	-	2,614	-	-	-		-	2,614
Total assets	$1,429,620	$1,427,798	$100,174	$-	$204,816		$139,144	$3,301,552
Liabilities and equity
Accounts payable and accrued liabilities	$220,700	$279,265	$21,447	$-	$15,402	4D, 4H, 4I	$-	$536,814
Deferred revenue	5,874	56,251	5,488	-	-		-	67,613
Operating lease liabilities	299,216	388,138	418	-	-		-	687,772
Deferred income taxes	-	35,543	-	-	14,723	4F	-	50,266
Debt, net	973,824	680,121	72,247	72,327	-		139,144	1,937,663
Derivative liability	-	-	8,700	(8,700)	-		-	-
Total liabilities	1,499,614	1,439,318	108,300	63,627	30,125		139,144	3,280,128
Equity
Preferred stock[1]	237,794	-	27,909	(27,909)	(237,794)	4J	-	-
Common stock[1]	6,366	-	-	-	(6,357)	4G, 4J	-	9
Additional paid-in capital	-	95,767	109,753	(35,718)	150,358	4E, 4G, 4J	-	320,160
Retained deficit	(276,996)	(105,876)	(145,788)	-	229,915	4D, 4E, 4F, 4H	-	(298,745)
Accumulated other comprehensive loss	-	(1,411)	-	-	1,411	4E	-	-
Non-controlling interest	(37,158)	-	-	-	37,158	4J	-	-
Total equity	(69,994)	(11,520)	(8,126)	(63,627)	174,691		-	21,424
Total liabilities and equity	$1,429,620	$1,427,798	$100,174	$-	$204,816		$139,144	$3,301,552

1See page 2 for the numbers of Preferred stock and Common stock of Katapult issued and outstanding on an actual and pro forma basis.

See accompanying notes to unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the six months ended June 30, 2026

(in thousands, except per share amounts)

	CCFI (Historical, adjusted, Note 2)	Aaron’s (Historical, adjusted, Note 2)	Katapult (Historical, adjusted, Note 2)	Purchase of Preferred Stock (Note 6)	Transaction Accounting Adjustments	Notes	Financing Adjustments (Note 7)	Pro Forma Combined
Revenues
Consumer finance revenues	$870,247	$-	$-	$-	$-		$-	$870,247
Lease revenues	-	704,397	153,782	-	-		-	858,179
Merchandise sales	-	281,599	-	-	-		-	281,599
Total revenues	870,247	985,996	153,782	-	-		-	2,010,025
Costs of revenues
Cost of consumer finance revenues	280,468	-	-	-		5C	-	280,468
Cost of lease revenues	-	275,177	124,075	-	(17,037)	5C	-	382,215
Cost of merchandise sales	-	213,349	-	-	-		-	213,349
Total costs of revenues	280,468	488,526	124,075	-	(17,037)		-	876,032
Gross Profit	589,779	497,470	29,707	-	17,037		-	1,133,993
Selling, general and administrative expense	463,921	469,270	27,463	-	9,450	5A, 5B, 5E	-	970,104
Operating profit	125,858	28,200	2,244	-	7,587		-	163,889
Other expense (income)	-	32	(4,946)	4,900	-		-	(14)
Interest expense, net	82,092	59,365	5,863	5,866	-		15,662	168,848
Income (loss) before income taxes	43,766	(31,197)	1,327	(10,766)	7,587		(15,662)	(4,945)
Provision (benefit) for income taxes	(35,531)	(7,200)	29	(1,433)	6,160	5F	(3,827)	(41,802)
Net income (loss)	79,297	(23,997)	1,298	(9,333)	1,427		(11,835)	36,857
Net loss attributable to non-controlling interest	(171)	-	-	-	171	5H	-	-
Net income (loss) attributable to the combined organization	$79,468	$(23,997)	$1,298	$(9,333)	$1,256		$(11,835)	$36,857
Net income (loss) per share (Note 8):
Basic and diluted			$(0.92)					$0.42
Weighted-average shares outstanding (Note 8):			-
Basic and diluted			5,473					87,259

See accompanying notes to unaudited pro forma condensed combined financial information

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2025

(in thousands, except per share amounts)

	CCFI (Historical, adjusted, Note 2)	Aaron’s (Historical, adjusted, Note 2)	Katapult (Historical, adjusted, Note 2)	Purchase of Preferred Stock (Note 6)	Transaction Accounting Adjustments	Notes	Financing Adjustments (Note 7)	Pro Forma Combined
Revenues
Consumer finance revenues	$1,750,704	$-	$-	$-	$-		$-	$1,750,704
Lease revenues		1,390,608	291,761					1,682,369
Merchandise sales	-	640,745	-	-	-		-	640,745
Total revenues	1,750,704	2,031,353	291,761	-	-		-	4,073,818
Costs of revenues
Cost of consumer finance revenues	589,126	-	-	-			-	589,126
Cost of lease revenues	-	530,862	240,158	-	(46,925)	5C	-	724,095
Cost of merchandise sales	-	495,837	-	-	(155)	5C	-	495,682
Total costs of revenues	589,126	1,026,699	240,158	-	(47,080)		-	1,808,903
Gross profit	1,161,578	1,004,654	51,603	-	47,080		-	2,264,915
Selling, general and administrative expense	958,010	975,388	52,436	-	36,936	5A, 5B, 5D, 5E,5G	-	2,022,770
Operating profit (loss)	203,568	29,266	(833)	-	10,144		-	242,145
Other expense (income)	-	(40)	(22,552)	17,400	-		-	(5,192)
Interest expense, net	171,553	106,081	20,035	6,090	-		31,539	335,298
Income (loss) before income taxes	32,015	(76,775)	1,684	(23,490)	10,144		(31,539)	(87,961)
Provision (benefit) for income taxes	6,287	(21,050)	319	(1,172)	(38,373)	5F	(4,716)	(58,705)
Net income (loss)	25,728	(55,725)	1,365	(22,318)	48,517		(26,823)	(29,256)
Net loss attributable to non-controlling interest	(1,280)	-	-	-	1,280	5H	-	-
Net income (loss) attributable to the combined organization	$27,008	$(55,725)	$1,365	$(22,318)	$47,237		$(26,823)	$(29,256)
Net loss per share (Note 8):
Basic and diluted			$(0.11)					$(0.34)
Weighted-average shares outstanding (Note 8):			-
Basic and diluted			5,027					86,813

See accompanying notes to unaudited pro forma condensed combined financial information.

Note 1. Notes to Unaudited Pro Forma Condensed Combined Financial Information

Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X and presents the combined organization’s pro forma financial condition and results of operations based upon the historical financial information after giving effect to the Transactions set forth in the notes to the unaudited pro forma condensed combined financial information. The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an understanding of the combined organization upon consummation of the Transactions.

The unaudited pro forma condensed combined financial information presented does not reflect any cost savings, operating synergies, tax savings, or revenue enhancements that the combined organization may achieve as a result of the business combination.

The accompanying unaudited pro forma condensed combined balance sheet as of June 30, 2026 is presented as if the Transactions had been completed on June 30, 2026. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2026 and year ended December 31, 2025 are presented to give effect to the Transactions as if they occurred on January 1, 2025, and were prepared using the historical results of CCFI, Aaron’s and Katapult for the six months ended June 30, 2026 and the year ended December 31, 2025.

The unaudited pro forma condensed combined financial information is prepared using the acquisition method of accounting in accordance with the business combination accounting guidance under ASC 805, with CCFI as the accounting acquirer for the Mergers. Under ASC 805, assets acquired, and liabilities assumed in a business combination are recognized and measured at the merger date fair value. Transaction costs associated with a business combination are expensed as incurred. The excess of consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill. Accordingly, the merger consideration allocation and related adjustments reflected in this unaudited pro forma condensed combined financial information are preliminary and subject to revision based on a final determination of fair value.

The pro forma adjustments reflecting the consummation of the Transactions are based on certain currently available information and certain assumptions and methodologies that each of CCFI, Aaron’s and Katapult believes are reasonable under the circumstances. In determining the preliminary estimate of fair values of assets acquired and liabilities assumed of Aaron’s and Katapult, publicly available benchmarking information was used as well as a variety of other assumptions, including market participant assumptions. The pro forma purchase price allocation relating to the Mergers is preliminary and subject to change, as additional information becomes available and as additional analyses are performed. There can be no assurances that the valuations will not result in material changes to this purchase price allocation. Any increase or decrease in fair values of the net assets as compared with the unaudited pro forma condensed combined financial information may change the amount of the total acquisition consideration allocated to goodwill and other assets and liabilities and may impact the unaudited pro forma condensed combined statements of operations due to adjustments in the depreciation and amortization expense of the adjusted assets. The pro forma adjustments, which are described in the following notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the differences may be material. Each of CCFI, Aaron’s and Katapult believes that its assumptions and methodologies provide a reasonable basis for presenting all the significant effects of the business combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

Note 2. Accounting Policies and Reclassifications

During the preparation of this unaudited pro forma condensed combined financial information, management performed a preliminary review of financial information to identify differences in accounting policies and financial statement presentation between CCFI, Aaron’s and Katapult. At the time of preparing the unaudited pro forma condensed combined financial information, other than the reclassifications described herein, management is not aware of any material policy differences. However, the combined organization will continue to perform its detailed review of CCFI’s, Aaron’s and Katapult’s accounting policies. Upon completion of that review, differences may be identified between the accounting policies of CCFI, Aaron’s and Katapult that when conformed could have a material impact on the unaudited pro forma condensed combined financial information. The reclassifications summarized below conform the presentation of CCFI, Aaron’s and Katapult to reflect financial statement line items and presentation of the combined organization.

CCFI Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2026

(in thousands)

Combined Organization	CCFI	CCFI	Reclassification Adjustments	Notes	CCFI (Historical, adjusted)
Assets
Cash and cash equivalents	Cash and cash equivalents	$96,839	$-		$96,839
Restricted cash	Restricted cash	1,128	-		1,128
Accounts receivable, net		-	-		-
Finance receivables at amortized cost, net	Finance receivables at amortized cost, net of allowance for credit losses	410,280	-		410,280
Finance receivables at fair value	Finance receivables at fair value	266,539	-		266,539
Other receivables		-	2,286	(a)	2,286
	Card related pre-funding and receivables	2,286	(2,286)	(a)	-
Lease merchandise		-	-		-
Merchandise inventories, net		-	-		-
Property, plant and equipment, net	Property, leasehold improvements and equipment, net	59,169	-		59,169
Right of use assets - operating leases	Right of use assets - operating leases	284,815	-		284,815
Goodwill	Goodwill	107,888	-		107,888
Intangible assets	Intangible assets	61,301	-		61,301
Prepaid expenses and other assets		-	139,375	(b)	139,375
	Security deposits	4,404	(4,404)	(b)	-
	Other assets	134,971	(134,971)	(b)	-
Assets held for sale		-	-		-
Total assets		$1,429,620	$-		$1,429,620
Liabilities and equity
Accounts payable and accrued liabilities	Accounts payable and accrued liabilities	$211,429	$9,271	(c)	$220,700
	Money orders payable	7,224	(7,224)	(c)	-
	Accrued interest	2,047	(2,047)	(c)	-
Deferred revenue	Deferred revenue	5,874	-		5,874
Operating lease liabilities	Operating lease obligation	299,216	-		299,216
Deferred income taxes		-	-		-
Debt, net		-	973,824	(d)	973,824
	Swingline loan	12,000	(12,000)	(d)	-
	Sparrow single-pay facility, net of deferred debt issuance costs	30,972	(30,972)	(d)	-
	Paycheck protection program loan	10,000	(10,000)	(d)	-
	First lien facility, net of deferred debt issuance costs	142,456	(142,456)	(d)	-
	Term loan, net of deferred debt issuance costs	110,532	(110,532)	(d)	-
	Sparrow term loan, net of deferred debt issuance costs	49,079	(49,079)	(d)	-
	Sparrow multi-pay facility, net of deferred debt issuance costs	109,688	(109,688)	(d)	-
	TMX ABL credit facility, net of deferred debt issuance costs	359,289	(359,289)	(d)	-
	Trident ATL loan, net of deferred debt issuance costs	142,348	(142,348)	(d)	-
	TMX over-advance credit facility, net of deferred debt issuance costs	7,460	(7,460)	(d)	-
Derivative liability		-	-		-
Total liabilities		1,499,614	-		1,499,614
Equity
Preferred stock	Preferred units	237,794	-		237,794
Common stock	Common units	6,366	-		6,366
Additional paid-in capital		-	-		-
Retained deficit	Retained deficit	(276,996)	-		(276,996)
Accumulated other comprehensive loss		-	-		-
Non-controlling interest	Non-controlling interest	(37,158)	-		(37,158)
Total Equity		(69,994)	-		(69,994)
Total Liabilities and Equity		$1,429,620	$-		$1,429,620

(a) Reclassification from “Card related pre-funding and receivables” to “Other receivables”.

(b) Reclassification from “Security deposits” and “Other assets” to “Prepaid expenses and other assets”.

(c) Reclassification from “Money orders payable” and “Accrued interest” to “Accounts payable and accrued liabilities”.

(d) Reclassification from “Swingline loan”, “Sparrow single-pay facility, net of deferred debt issuance costs”, “Paycheck protection program loans”, “First lien facility, net of deferred debt issuance cost”, “Term loan, net of deferred debt issuance costs”, “Sparrow term loan, net of deferred debt issuance costs”, “Sparrow multi-pay facility, net of deferred debt issuance costs”, “TMX ABL credit facility, net of deferred debt issuance costs”, “Trident ATL loan, net of deferred debt issuance costs”, and “TMX Over-advance credit facility, net of deferred debt issuance costs” to “Debt, net”.

CCFI Unaudited Pro Forma Condensed Combined Statement of Operations

For the six months ended June 30, 2026

(in thousands)

Combined Organization	CCFI	CCFI	Reclassification Adjustments	Notes	CCFI (Historical, adjusted)
Revenues
Consumer finance revenues		$-	$870,247	(a)	$870,247
	Finance receivable revenues	563,532	(563,532)	(a)
	Credit service fees	241,976	(241,976)	(a)	-
	Check cashing fees	32,904	(32,904)	(a)	-
	Card fees	3,418	(3,418)	(a)	-
	Other revenues	28,417	(28,417)	(a)	-
Lease revenues		-	-		-
Merchandise sales		-	-		-
Total revenues		870,247	-		870,247
Costs of revenues
Cost of consumer finance revenues		-	280,468	(b)	280,468
	Provision for credit losses	213,799	(213,799)	(b)	-
	Fair value adjustment of finance receivables	(863)	863	(b)	-
	Net charge-offs of finance receivables at fair value	67,532	(67,532)	(b)	-
Cost of lease revenues		-	-		-
Cost of merchandise sales		-	-		-
Total costs of revenues		280,468	-		280,468
Gross profit		589,779	-		589,779
Selling, general and administrative expense		-	463,921	(c)	463,921
	Salaries and related expenses	183,814	(183,814)	(c)	-
	Non-cash equity based compensation	171	(171)	(c)	-
	Occupancy	84,363	(84,363)	(c)	-
	Other expenses	144,210	(144,210)	(c)	-
	Store closure expense	523	(523)	(c)	-
	Gain on store closures	(2,870)	2,870	(c)	-
	Advertising and marketing	20,001	(20,001)	(c)	-
	Depreciation and amortization	28,479	(28,479)	(c)	-
	Acquisition expenses	5,230	(5,230)	(c)	-
Operating profit		125,858	-		125,858
Other expense		-	-		-
Interest expense, net	Interest expense, net	82,092	-		82,092
Income before income taxes		43,766	-		43,766
Provision (benefit) for income taxes	(Benefit from) provision for income taxes	(35,531)	-		(35,531)
Net income		79,297	-		79,297
Net loss attributable to non-controlling interest	Net loss attributable to non-controlling interest	(171)	-		(171)
Net income attributable to the combined organization		$79,468	$-		$79,468

(a) Reclassification from “Finance receivable revenues”, “Credit service fees”, “Check cashing fees”, “Card fees”, and “Other revenues” to “Consumer finance revenues”.

(b) Reclassification from “Provision for credit losses”, “Fair value adjustment of finance receivables”, and “Net charge-offs of finance receivables at fair value” to “Cost of consumer finance revenues”. (c) Reclassification from “Salaries and related expenses”, “Non-cash equity based compensation”, “Occupancy”, “Other expenses”, “Store closure expense”, “Gain on store closure”, “Advertising and marketing”, “Depreciation and amortization”, and “Acquisition expenses” to “Selling, general and administrative expense”.

CCFI Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2025

(in thousands)

Combined Organization	CCFI	CCFI	Reclassification Adjustments	Notes	CCFI (Historical, adjusted)
Revenues
Consumer finance revenues		$-	$1,750,704	(a)	$1,750,704
	Finance receivable revenues	1,124,750	(1,124,750)	(a)
	Credit service fees	520,157	(520,157)	(a)	-
	Check cashing fees	65,273	(65,273)	(a)	-
	Card fees	7,125	(7,125)	(a)	-
	Other revenues	33,399	(33,399)	(a)	-
Lease revenues		-	-		-
Merchandise sales		-	-		-
Total revenues		1,750,704	-		1,750,704
Costs of revenues
Cost of consumer finance revenues		-	589,126	(b)	589,126
	Provision for credit losses	481,378	(481,378)	(b)	-
	Fair value adjustment of finance receivables	(12,832)	12,832	(b)	-
	Net charge-offs of finance receivables at fair value	120,580	(120,580)	(b)	-
Cost of lease revenues		-	-		-
Cost of merchandise sales		-	-		-
Total costs of revenues		589,126	-		589,126
Gross profit		1,161,578	-		1,161,578
Selling, general and administrative expense		-	958,010	(c)	958,010
	Salaries and related expenses	367,064	(367,064)	(c)	-
	Non-cash equity based compensation	1,280	(1,280)	(c)	-
	Transition services expenses	2,932	(2,932)	(c)	-
	Occupancy	164,614	(164,614)	(c)	-
	Other expenses	313,969	(313,969)	(c)	-
	Store closure expense	818	(818)	(c)	-
	Gain on store closures	(643)	643	(c)	-
	Advertising and marketing	42,857	(42,857)	(c)	-
	Depreciation and amortization	62,991	(62,991)	(c)	-
	Acquisition expenses	2,128	(2,128)	(c)	-
Operating profit		203,568	-		203,568
Other expense		-	-		-
Interest expense, net	Interest expense, net	171,553	-		171,553
Income before income taxes		32,015	-		32,015
Provision for income taxes	Provision for income taxes	6,287	-		6,287
Net income		25,728	-		25,728
Net loss attributable to non-controlling interest	Net loss attributable to non-controlling interest	(1,280)	-		(1,280)
Net Income attributable to the combined organization		$27,008	$-		$27,008

(a) Reclassification from “Finance receivable revenues”, “Credit service fees”, “Check cashing fees”, “Card fees”, and “Other revenues” to “Consumer finance revenues”.

(b) Reclassification from “Provision for credit losses”, “Fair value adjustment of finance receivables”, and “Net charge-offs of finance receivables at fair value” to "Cost of consumer finance revenues”. (c) Reclassification from “Salaries and related expenses”, “Non-cash equity based compensation”, “Transition services expenses”, “Occupancy”, “Other expenses”, “Store closure expense”, “Gain on store closure”, “Advertising and marketing”, “Depreciation and amortization”, and “Acquisition expenses” to “Selling, general and administrative expense”.

Aaron’s Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2026 (in thousands)

Combined Organization	Aaron’s	Aaron’s	Reclassification Adjustments	Notes	Aaron’s (Historical, adjusted)
Assets
Cash and cash equivalents	Cash and cash equivalents	$112,382	$-		$112,382
Restricted cash		-	5,176	(a)	5,176
	Prepaid expenses and other assets	5,176	(5,176)	(a)	-
Accounts receivable, net	Accounts receivable	50,357	-		50,357
Finance receivables at amortized cost, net		-	-		-
Finance receivables at fair value		-	-		-
Other receivables		-	2,744	(b)	2,744
	Income tax receivable	1,701	(1,701)	(b)	-
	Loans receivable	1,043	(1,043)	(b)	-
Lease merchandise	Lease merchandise	610,539	-		610,539
Merchandise inventories, net	Merchandise inventories, net	71,155	-		71,155
Property, plant and equipment, net	Property, plant and equipment, net	143,745	-		143,745
Right of use assets - operating leases	Operating lease right-of-use assets	367,016	-		367,016
Goodwill		-	-		-
Intangible assets		-	-		-
Prepaid expenses and other assets	Prepaid expenses and other assets	62,070	-		62,070
Assets held for sale	Assets held for sale	2,614	-		2,614
Total assets		$1,427,798	$-		$1,427,798
Liabilities and equity
Accounts payable and accrued liabilities	Accounts payable and accrued expenses	$279,265	$-		$279,265
Deferred revenue	Customer deposits and advance payments	56,251	-		56,251
Operating lease liabilities	Operating lease liabilities	388,138	-		388,138
Deferred income taxes	Deferred income taxes payable	35,543	-		35,543
Debt, net	Debt	680,121	-		680,121
Derivative liability		-	-		-
Total liabilities		1,439,318	-		1,439,318
Equity
Preferred stock		-	-		-
Common stock		-	-		-
Additional paid-in capital	Additional paid-in capital	95,767	-		95,767
Retained deficit	Retained (losses) earnings	(105,876)	-		(105,876)
Accumulated other comprehensive loss	Accumulated other comprehensive loss	(1,411)	-		(1,411)
Non-controlling interest		-	-		-
Total equity		(11,520)	-		(11,520)
Total liabilities and equity		$1,427,798	-		$1,427,798

(a) Reclassification of restricted cash from “Prepaid expenses and other assets” to “Restricted cash”.

(b) Reclassification from “Income tax receivable” and “Loans receivable” to “Other receivables”.

Aaron’s Unaudited Pro Forma Condensed Combined Statement of Operations

For the six months ended June 30, 2026

(in thousands)

Combined Organization	Aaron’s	Aaron’s	Reclassification Adjustments	Notes	Aaron’s (Historical, adjusted)
Revenues
Consumer finance revenues		$-	$-		$-
Lease revenues	Lease revenues and fees	691,871	12,526	(a)	704,397
	Franchise royalties and other revenues	12,526	(12,526)	(a)	-
Merchandise sales	Retail sales	247,558	34,041	(b)	281,599
	Non-retail sales	34,041	(34,041)	(b)	-
Total revenues		985,996	-		985,996
Costs of revenues
Cost of consumer finance revenues		-	-		-
Cost of lease revenues	Depreciation of lease merchandise and other lease revenue costs	230,206	44,971	(c)	275,177
	Provision for lease merchandise write-offs	44,971	(44,971)	(c)	-
Cost of merchandise sales	Retail cost of sales	185,814	27,535	(d)	213,349
	Non-retail costs of sales	27,535	(27,535)	(d)	-
Total costs of revenues		488,526	-		488,526
Gross profit		497,470	-		497,470
Selling, general and administrative expense		-	469,270	(e)	469,270
	Personnel costs	223,220	(223,220)	(e)	-
	Other operating expenses, net	234,501	(234,501)	(e)	-
	Restructuring expenses, net	3,921	(3,921)	(e)	-
	Acquisition-related costs	7,628	(7,628)	(e)	-
Operating profit		28,200	-		28,200
Other expense		-	32	(f)	32
	Other non-operating income (expense), net	32	(32)	(f)	-
Interest expense (income), net	Interest expense	59,758	(393)	(g)	59,365
	Other non-operating income (expense), net	(393)	393	(g)	-
Income (loss) before income taxes		(31,197)	-		(31,197)
Provision (benefit) for income taxes	Income tax benefit	(7,200)	-		(7,200)
Net income (loss)		(23,997)	-		(23,997)
Net loss attributable to non-controlling interest		-	-		-
Net income (loss) attributable to the combined organization		$(23,997)	$-		$(23,997)

(a) Reclassification from “Franchise royalties and other revenues” to “Lease revenues”.

(b) Reclassification from “Non-retail sales” to “Merchandise sales”.

(c) Reclassification of “Provision for lease merchandise write-offs” to “Cost of lease revenues”.

(d) Reclassification from “Non-retail cost of sales” to “Cost of merchandise sales”.

(e) Reclassification from “Personnel costs”, “Other operating expenses, net”, “Restructuring expenses, net”, and “Acquisition-related costs” to “Selling, general and administrative expense”.

(f) Reclassification from “Other non-operating income (expense), net” to “Other expense (income)”.

(g) Reclassification of Interest income from “Other non-operating income (expense), net” to “Interest expense (income), net”.

Aaron’s Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2025

(in thousands)

Combined Organization	Aaron’s	Aaron’s	Reclassification Adjustments	Notes	Aaron’s (Historical, adjusted)
Revenues
Consumer finance revenues		$-	$-		$-
Lease revenues	Lease revenues and fees	1,366,343	24,265	(a)	1,390,608
	Franchise royalties and other revenues	24,265	(24,265)	(a)
Merchandise sales	Retail sales	560,820	79,925	(b)	640,745
	Non-retail sales	79,925	(79,925)	(b)
Total revenues		2,031,353	-		2,031,353
Costs of revenues
Cost of consumer finance revenues		-	-		-
Cost of lease revenues	Depreciation of lease merchandise and other lease revenue costs	456,527	74,335	(c)	530,862
	Provision for lease merchandise write-offs	74,335	(74,335)	(c)	-
Cost of merchandise sales	Retail cost of sales	430,594	65,243	(d)	495,837
	Non-retail costs of sales	65,243	(65,243)	(d)	-
Total costs of revenues		1,026,699	-		1,026,699
Gross profit		1,004,654	-		1,004,654
Selling, general and administrative expense		-	975,388	(e)	975,388
	Personnel costs	483,346	(483,346)	(e)	-
	Other operating expenses, net	456,885	(456,885)	(e)	-
	Restructuring expenses, net	21,322	(21,322)	(e)	-
	Acquisition-related costs	13,835	(13,835)	(e)	-
Operating profit		29,266	-		29,266
Other expense (income)		-	(40)	(f)	(40)
	Other non-operating income (expense), net	(40)	40	(f)	-
Interest expense (income), net	Interest expense	106,426	(345)	(g)	106,081
	Other non-operating income (expense), net	(345)	345	(g)	-
Income (loss) before income taxes		(76,775)	-		(76,775)
Provision (benefit) for income taxes	Income tax benefit	(21,050)	-		(21,050)
Net income (loss)		(55,725)	-		(55,725)
Net loss attributable to non-controlling interest		-	-		-
Net income (loss) attributable to the combined organization		$(55,725)	$-		$(55,725)

(a) Reclassification from “Franchise royalties and other revenues” to “Lease revenues”.

(b) Reclassification from “Non-retail sales” to “Merchandise sales”.

(c) Reclassification of “Provision for lease merchandise write-offs” to “Cost of lease revenues”.

(d) Reclassification from “Non-retail cost of sales” to “Cost of merchandise sales”.

(e) Reclassification from “Personnel costs”, “Other operating expenses, net”, “Restructuring expenses, net”, and “Acquisition-related costs” to “Selling, general and administrative expense”.

(f) Reclassification from “Other non-operating income (expense), net” to “Other expense (income)”.

(g) Reclassification of Interest income from “Other non-operating income (expense), net” to “Interest expense (income), net”.

Katapult Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2026

(in thousands)

Combined Organization	Katapult	Katapult	Reclassification Adjustments	Notes	Katapult (Historical, Adjusted)
Assets
Cash and cash equivalents	Cash and cash equivalents	$18,046	$-		$18,046
Restricted cash	Restricted cash	6,042	-		6,042
Accounts receivable, net		-	-		-
Finance receivables at amortized cost, net		-	-		-
Finance receivables at fair value		-	-		-
Other receivables		-	1,048	(a)	1,048
	Prepaid expenses and other current assets	1,048	(1,048)	(a)	-
Lease merchandise	Property held for lease, net of accumulated depreciation and impairment	69,423	-		69,423
Merchandise inventories, net		-	-		-
Property, plant and equipment, net	Property and equipment, net	136			136
Right of use assets - operating leases	Right-of-use assets, non-current	312	52	(b)	364
	Prepaid expenses and other current assets	52	(52)	(b)	-
Goodwill		-	-		-
Intangible assets	Capitalized software and intangible assets, net	2,773	-		2,773
Prepaid expenses and other assets	Prepaid expenses and other current assets	2,327	15	(c)	2,342
	Security deposits	15	(15)	(c)	-
Assets held for sale		-	-		-
Total assets		$100,174	$-		$100,174
Liabilities and Equity
Accounts payable and accrued liabilities		$-	$21,447	(d)	$21,447
	Accounts payable	4,525	(4,525)	(d)	-
	Accrued liabilities	15,672	(15,672)	(d)	-
	Accrued litigation settlement	1,250	(1,250)	(d)	-
Deferred revenue	Unearned revenue	5,488	-		5,488
Operating lease liabilities		-	418	(e)	418
	Lease liabilities	56	(56)	(e)	-
	Lease liabilities, non-current	362	(362)	(e)	-
Deferred income taxes		-	-		-
Debt, net		-	72,247	(f)	72,247
	Revolving line of credit, net	74,065	(74,065)	(f)	-
	Deferred financing costs, net	(1,818)	1,818	(f)	-
Derivative liability	Derivative liability	8,700	-		8,700
Total liabilities		108,300	-		108,300
Equity
Preferred stock			27,909	(g)	27,909
	Series A convertible preferred stock	11,308	(11,308)	(g)	-
	Series B convertible preferred stock	16,601	(16,601)	(g)	-
Common stock		-	-		-
Additional paid-in capital	Additional paid-in capital	109,753	-		109,753
Retained deficit	Accumulated deficit	(145,788)	-		(145,788)
Accumulated other comprehensive loss		-	-		-
Non-controlling interest		-	-		-
Total equity		(8,126)	-		(8,126)
Total liabilities and equity		$100,174	$-		$100,174

(a) Reclassification of sales tax receivables from “Prepaid expenses and other current assets” to “Other receivables”.

(b) Reclassification of current right of use assets from “Prepaid expenses and other current assets” to “Right of use assets – operating leases”.

(c) Reclassification from “Security deposits” to “Prepaid expenses and other current assets”.

(d) Reclassification from “Accounts payable”, “Accrued liabilities”, and “Accrued litigation settlement” to “Accounts payable and accrued liabilities”.

(e) Reclassification from “Lease liabilities” and “Lease liabilities, non-current” to “Operating lease liabilities”.

(f) Reclassification from “Revolving line of credit, net” and “Deferred financing costs, net” to “Debt, net”.

(g) Reclassification from “Series A Convertible Preferred Stock” and “Series B Convertible Preferred Stock” to “Preferred Stock”. Katapult preferred stock will be eliminated as a financing accounting adjustment in Note 6 below.

Katapult Unaudited Pro Forma Condensed Combined Statement of Operations

For the six months ended June 30, 2026

(in thousands)

Combined Organization	Katapult	Katapult	Reclassification Adjustments	Notes	Katapult (Historical, adjusted)
Revenues
Consumer finance revenues		$-	$-		$-
Lease revenues		-	153,782	(a)	153,782
	Rental revenue	150,934	(150,934)	(a)	-
	Other revenue	2,848	(2,848)	(a)	-
Merchandise sales		-	-		-
Total Revenues		153,782	-		153,782
Total costs of revenues
Cost of consumer finance revenues		-	-		-
Cost of lease revenues	Cost of revenue	124,075	-		124,075
Cost of merchandise sales		-	-		-
Total cost of revenues		124,075	-		124,075
Gross profit		29,707	-		29,707
Selling, general and administrative expense		-	27,463	(b)	27,463
	Operating expenses	27,301	(27,301)	(b)	-
	Interest expense and other fees	162	(162)	(b)	-
Operating profit		2,244	-		2,244
Other expense (income)		-	(4,946)	(c)	(4,946)
	Change in fair value of warrants and derivative liability	(4,946)	4,946	(c)	-
Interest expense (income), net		-	5,863	(d)	5,863
	Interest expense and other fees	6,150	(6,150)	(d)	-
	Interest income	(287)	287	(d)	-
Income before income taxes		1,327	-		1,327
Provision for income taxes	Provision for income taxes	29	-		29
Net income		1,298	-		1,298
Net loss attributable to non-controlling interest		-	-		-
Net income attributable to the combined organization		$1,298	$-		$1,298

(a) Reclassification from “Rental revenue” and “Other revenue” to “Lease revenues”.

(b) Reclassification from “Operating expenses” and “Interest expense and other fees” to “Selling, general and administrative expense”.

(c) Reclassification from “Change in fair value of warrants and derivative liability” to “Other expense (income)”.

(d) Reclassification from “Interest income” and “Interest expense and other fees” to “Interest expense (income), net”.

Katapult Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2025

(in thousands)

Combined Organization	Katapult	Katapult	Reclassification Adjustments	Notes	Katapult (Historical, adjusted)
Revenues
Consumer finance revenues		$-	$-		$-
Lease revenues		-	291,761	(a)	291,761
	Rental revenue	287,161	(287,161)	(a)	-
	Other revenue	4,600	(4,600)	(a)	-
Merchandise sales		-	-		-
Total revenues		291,761	-		291,761
Costs of revenues
Cost of consumer finance revenues		-	-		-
Cost of lease revenues	Cost of revenue	240,158	-		240,158
Cost of merchandise sales		-	-		-
Total costs of revenues		240,158	-		240,158
Gross profit		51,603	-		51,603
Selling, general and administrative expense		-	52,436	(b)	52,436
	Compensation costs	17,867	(17,867)	(b)	-
	Servicing costs	4,710	(4,710)	(b)	-
	Professional and consulting fees	8,167	(8,167)	(b)	-
	Technology and data analytics	6,113	(6,113)	(b)	-
	Underwriting fees	3,204	(3,204)	(b)	-
	General and administrative	11,242	(11,242)	(b)	-
	Litigation settlement, net	813	(813)	(b)	-
	Interest expense and other fees	320	(320)	(b)	-
Operating profit (loss)		(833)	-		(833)
Other expense (income)		-	(22,552)	(c)	(22,552)
	Gain on extinguishment of term loan and settlement of derivative liability, net	(5,120)	5,120	(c)	-
	Change in fair value of warrants and derivative liability	(17,432)	17,432	(c)	-
Interest expense (income), net		-	20,035	(d)	20,035
	Interest expense and other fees	20,232	(20,232)	(d)	-
	Interest income	(197)	197	(d)	-
Income before income taxes		1,684	-		1,684
Provision for income taxes	Provision for income taxes	319	-		319
Net income		1,365	-		1,365
Net loss attributable to non-controlling interest		-	-		-
Net income attributable to the combined organization		$1,365	$-		$1,365

(a) Reclassification from “Rental revenue” and “Other revenue” to “Lease revenues”.

(b) Reclassification from “Compensation costs”, “Servicing costs”, “Professional and consulting fees”, “Technology and data analytics”, “Underwriting fees”, “General and administrative”, “Litigation settlement, net”, and “Interest expense and other fees” to “Selling, general and administrative expense”.

(c) Reclassification from “Gain on extinguishment of term loan and settlement of derivative liability, net” and “Change in fair value of warrants and derivative liability” to “Other expense (income)”. (d) Reclassification from “Interest income” and “Interest expense and other fees” to “Interest expense (income), net”.

Note 3. Calculation of Merger Consideration and Preliminary Purchase Price Allocation

The accounting for the Mergers is based on currently available information and is considered preliminary. The final accounting for the Mergers may differ materially from that presented in this unaudited pro forma condensed combined financial information. Refer to the following table for the preliminary estimated fair value of consideration transferred:

Consideration Transferred

(in thousands, except per share data; figures below may not foot due to rounding of shares)	Amount
Aaron’s common stock to be converted to Katapult common stock(1)	11,369
Aaron’s MIP units to be converted to Katapult common stock(1)	944
Estimated total shares held by Aaron’s	12,313
Katapult market price as of August 11, 2026	$6.48
Total estimated merger consideration for Aaron’s	$79,787
Katapult estimated outstanding common shares at close	5,137
Katapult market price as of August 11, 2026	$6.48
Estimated fair value of Katapult outstanding common stock(2)	$33,290
Settlement of Katapult Director RSUs (3)	828
Pre-combination value of vested portion of RSUs (4)	90
Total estimated merger consideration for Katapult	$34,208
Total estimated mergers consideration	$113,995

(1) Represents approximately 12,312,815 shares of new Katapult common stock estimated to be issued to Aaron’s equity holders for common stock and Aaron’s MIP units per the Merger Agreement.

(2) Excludes the Katapult Preferred Stock which will be repurchased through the issuance of $75.0 million of new indebtedness but includes the issuance of shares of Katapult common stock upon the cashless exercise of the Katapult Private Warrants.

(3) Represents the cash settlement of unvested restricted stock units granted to Katapult Directors (the “Katapult Director RSUs”) as of the closing date based on the terms of the Merger Agreement and the Contribution and Exchange Agreements.

(4) Represents the pre-combination value of unvested Katapult RSUs attributable to pre-combination services as of the closing date of the Mergers and the Contributions.

The fair value of merger consideration has been estimated based on the number of Katapult common shares issued or retained and the per share opening price of Katapult’s common stock as of August 11, 2026 on NASDAQ, as this is more readily determinable than the per unit price of CCFI units, as CCFI, the accounting acquirer, was a private entity prior to the Mergers and the Contributions.

Preliminary Purchase Price Allocation

The determination of the fair value of the identifiable assets of Aaron’s and Katapult and the allocation of the estimated fair value of consideration transferred to these identifiable assets and liabilities is preliminary and is pending finalization of various estimates, inputs and analyses. The final purchase price allocation will be determined when the combined organization has completed the detailed valuations and necessary calculations which will be within a year of the closing date. The actual fair value of consideration transferred may be materially different to that reflected in the preliminary estimated consideration allocation presented herein. Any increase or decrease in fair values of the net assets as compared with the unaudited pro forma condensed combined financial information may change the allocation of total consideration to goodwill and other assets and liabilities and may impact the combined organization statement of operations due to adjustments in the depreciation and amortization of the adjusted assets.

The following preliminary purchase price allocation table presents the combined organization’s preliminary estimates of the fair values of the assets acquired and liabilities assumed at Closing.

	Estimated fair value
(in thousands)	Aaron’s	Katapult
Cash and cash equivalents	$112,382	$18,046
Restricted cash	5,176	6,042
Accounts receivable, net	50,357	-
Other receivables	2,744	1,048
Lease merchandise	543,000	73,000
Merchandise inventories, net	71,000	-
Property, plant and equipment, net	164,349	157
Right of use assets - operating leases	367,016	364
Intangible assets	46,000	70,757
Prepaid expenses and other assets	62,070	2,342
Assets held for sale	2,614	-
Total assets	$1,426,708	$171,756
Accounts payable and accrued liabilities	$279,265	$21,447
Deferred revenue	56,251	5,488
Operating lease liabilities	388,138	418
Deferred income taxes	34,692	12,187
Debt, net	680,121	144,574
Total liabilities	$1,438,467	$184,114
Net assets acquired	(11,759)	(12,358)
Goodwill	91,546	46,566
Fair value of consideration transferred	$79,787	$34,208

Goodwill represents the excess of the preliminary estimated fair value of consideration transferred over the estimated fair value of the underlying net assets acquired. Goodwill will not be amortized but instead will be reviewed for impairment annually, or more frequently if facts and circumstances warrant a review. Goodwill recognized in the Mergers is not expected to be deductible for tax purposes.

Note 4. Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

Transaction Accounting Adjustments

The adjustments included in the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2026 are as follows:

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet:

(4A)	Reflects the preliminary estimated fair value adjustment to property, plant and equipment acquired in the Mergers. The fair value of property, plant and equipment was determined using a combination of the indirect and direct methods of the cost approach and the comparative sales method of the market approach. The fair value of property, plant and equipment is subject to change.

Fair value of Aaron’s Property, Plant and Equipment, net:

(in thousands)	Carrying value as of June 30, 2026	Step-up/(down) value	Estimated fair value
Land	$5,925	$-	$5,925
Buildings and Improvements	3,279	-	3,279
Leasehold Improvements and Signs	31,717	11,555	43,272
Vehicles	25,423	7,399	32,822
Fixtures and Equipment	14,561	2,240	16,801
Software - Internal Use	41,739	(590)	41,149
Assets Under Finance Leases	19,860	-	19,860
Construction in Progress	1,241	-	1,241
Total property, plant and equipment and pro forma adjustment	$143,745	$20,604	$164,349

Fair value of Katapult Property, Plant and Equipment, net:

(in thousands)	Carrying value as of June 30, 2026	Step-up/(down) value	Estimated fair value
Fixtures and equipment	$134	$19	$153
Leasehold improvements and signs	2	2	4
Total property, plant and equipment and pro forma adjustment	$136	$21	$157

(4B)	Reflects the preliminary estimated fair value adjustment to the Aaron’s and Katapult identifiable intangible assets acquired in the Mergers. The fair value of identifiable intangible assets was determined using the income approach, specifically the relief-from-royalty method and the multi-period excess earnings method. The fair value of intangible assets is subject to change.

Fair value of Aaron’s Intangible Assets:

(in thousands)	Carrying value as of June 30, 2026	Step-up/(down) value	Estimated fair value
Tradenames and trademarks	$-	$40,000	$40,000
Developed technology	-	6,000	6,000
Total identifiable intangible assets and pro forma adjustment	$-	$46,000	$46,000

Fair value of Katapult Intangible Assets:

(in thousands)	Carrying value as of June 30, 2026	Step-up/(down) value	Estimated fair value
Capitalized software	$2,253	$-	$2,253
Patents	504	-	504
Trade name	16	11,984	12,000
Developed technology	-	29,000	29,000
Merchant relationships	-	27,000	27,000
Total identifiable intangible assets and pro forma adjustment	$2,773	$67,984	$70,757

(4C)	Reflects the preliminary estimated fair value adjustment to the Aaron’s lease merchandise and merchandise inventories and Katapult’s lease merchandise acquired in the Mergers. The fair value of lease merchandise and merchandise inventories was determined using the bottom-up and top-down methods. The fair value of inventory is subject to change.

Fair value of Aaron’s Lease Merchandise and Merchandise Inventories, net:

(in thousands)	Carrying value as of June 30, 2026	Step-up/(down) value	Estimated fair value
Lease merchandise	$610,539	$(67,539)	$543,000
Merchandise inventories, net	71,155	(155)	71,000
Total inventory and pro forma adjustment	$681,694	$(67,694)	$614,000

Fair value of Katapult Lease Merchandise:

(in thousands)	Carrying value as of June 30, 2026	Step-up/(down) value	Estimated fair value
Lease merchandise	$69,423	$3,577	$73,000
Total inventory and pro forma adjustment	$69,423	$3,577	$73,000

(4D)	Reflects estimated one-time non-recurring transaction-related expenses of $6.1 million to be incurred prior to, or concurrent with, the closing of the Mergers, including legal fees, advisory fees and closing costs incurred by CCFI and D&O tail policy fees for each entity.

(4E)	Reflects the elimination of Aaron’s and Katapult’s historical equity, following the Purchase of Preferred Stock as described in Note 6 below.

(4F)	Represents a $0.9 million decrease and $12.2 million increase to deferred income tax liabilities primarily as a result of the pro forma adjustments for the Aaron’s and Katapult assets acquired and liabilities assumed, respectively, and a $3.4 million increase to deferred income tax liabilities as a result of the impact of the acquisition of Aaron’s and Katapult on the realizability of CCFI’s deferred tax assets and the impact of the pro forma adjustments. These estimates are preliminary as adjustments to deferred taxes could change due to further refinement of the statutory income tax rates used to measure deferred taxes, changes in judgment regarding realizability of deferred tax assets, potential statutory limitations in our ability to utilize acquired tax attributes, and changes in the estimates of the fair values of assets acquired and liabilities assumed that may occur in conjunction with the closing of the Mergers. These changes in estimates could be material.

(4G)	Represents the adjustment of $138.1 million to goodwill based on the purchase price allocation as described above.

(in thousands)	June 30, 2026
Cash and cash equivalents(1)	$828
Common stock(2)	2
Additional paid-in capital	113,165
Purchase consideration	113,995
Net assets acquired	(24,117)
Pro Forma Adjustment to Goodwill	$138,112

(1) Represents the cash settlement of the Katapult Director RSUs of $0.8 million, as described in Note 3 above.

(2) Represents par value for 12,312,815 shares of new Katapult common stock estimated to be issued to Aaron’s equity holders and 5,137,329 outstanding shares of Katapult Common Stock as of June 30, 2026 to be held by Katapult equity holders, inclusive of the exercise of the Katapult Private Warrants and cancellation of Katapult Common Stock pursuant to earn out conditions triggered by the Mergers.

(4H)	Reflects the increase in the liabilities of $12.3 million for transaction-related compensation costs. Compensation costs include severance benefits, retention bonuses, and $5.4 million related to a bonus payment under the CCFI CIC Plan.

(4I)	Represents the elimination of intercompany balances of $3.0 million in accounts receivable, net and accounts payable and accrued liabilities between Aaron’s and CCFI related to transaction fees shared between the two companies that are included in historical financials.

(4J)	Represents the elimination of CCFI’s historical equity and equity instruments, replaced by Katapult Common Stock issued to CCFI unitholders.

(in thousands)	June 30, 2026
Preferred stock	$(237,794)
Common stock(1)	(6,359)
Non-controlling interest(2)	37,158
Additional paid-in capital	206,995

(1) Represents the reversal of CCFI’s historical balance of $6.4 million and addition of par value for 69,772,607 shares of new Katapult common stock estimated to be issued to CCFI unitholders.

(2) Represents the reversal of CCFI’s historical non-controlling interest of $37.2 million to reflect the acquisition of CCFI MIP Equity as a result of the Mergers and Contributions.

Note 5. Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The adjustments included in the Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 2026 and the year ended December 31, 2025, are as follows:

Transaction Accounting Adjustments

(5A)	Reflects the adjustment to depreciation expense, on a straight line-basis based on the preliminary fair value of Property, plant and equipment, net and the related estimated useful life.

Aaron’s Depreciation Expense:

(in thousands)	Estimated useful life	Estimated increase (decrease) in fair value	Incremental depreciation expense for the six months ended June 30, 2026	Incremental depreciation expense for the year ended December 31, 2025
Leasehold Improvements and Signs	5 years	$11,555	$1,156	$2,311
Vehicles	8 years	7,399	462	925
Fixtures and Equipment	4 years	2,240	280	560
Software - Internal Use	8 years	(590)	(39)	(79)
Total property, plant and equipment		$20,604	$1,859	$3,717

Katapult Depreciation Expense:

(in thousands)	Estimated useful life	Estimated increase in fair value	Incremental depreciation expense for the six months ended June 30, 2026	Incremental depreciation expense for the year ended December 31, 2025
Fixtures and equipment	3 years	$19	$3	$6
Leasehold improvements and signs	8 years	2	-	-
Total property, plant and equipment		$ 21 21	$3	$6

(5B)	Reflects the adjustment to amortization expense, on a straight-line basis based on the preliminary fair value of Aaron’s and Katapult’s Intangible assets, net and the related estimated useful life.

Aaron’s Amortization Expense:

(in thousands)	Estimated useful life	Estimated increase in fair value	Incremental amortization expense for the six months ended June 30, 2026	Incremental amortization expense for the year ended December 31, 2025
Tradenames and trademarks	9 years	$40,000	$2,353	$4,706
Developed technology	4 years	6,000	857	1,714
Total identifiable intangible assets		$46,000	$3,210	$6,420

Katapult Amortization Expense:

(in thousands)	Estimated useful life	Estimated increase in fair value	Incremental amortization expense for the six months ended June 30, 2026	Incremental amortization expense for the year ended December 31, 2025
Trade name	9 years	$11,984	$706	$1,412
Developed technology	6 years	29,000	2,636	5,273
Merchant relationships	12 years	27,000	1,174	2,348
Total identifiable intangible assets		$67,984	$4,516	$9,033

(5C)	Reflects the reduction of Cost of lease revenues of $17.0 million and $50.5 million for the six months ended June 30, 2026 and the year ended December 31, 2025, respectively, for the preliminary estimated fair value adjustment for lease merchandise of Aaron’s. Cost of merchandise sales decreased by $0.2 million for the year ended December 31, 2025 for the preliminary estimated fair value adjustment for merchandise inventories of Aaron’s. The sale of Aaron’s merchandise inventory is expected to occur within twelve months of the Transaction close date. As such, no pro forma adjustment is presented for the six months ended June 30, 2026. Further, the adjustment reflects the increase of Cost of lease revenues of $3.6 million for the preliminary estimated fair value adjustment for lease merchandise of Katapult for the year ended December 31, 2025. The depreciation of Katapult’s lease merchandise is expected to occur within twelve months of the Transaction close date. As such, no pro forma adjustment is presented for the six months ended June 30, 2026.

(5D)	Reflects estimated one-time, non-recurring transaction-related expenses of $6.1 million for the year ended December 31, 2025 directly associated with the Mergers, including legal fees, advisory fees and closing costs incurred by CCFI and D&O tail policy fees for each entity. The transaction-related expenses are expected to be incurred within the first twelve months after the close of the Transaction. As such, no pro forma adjustment is presented for the six months ended June 30, 2026.

(5E)	Reflects the reduction in stock-based compensation expense of $0.1 million and $0.6 million directly associated with the Mergers and the Contributions as a result of the remeasurement of outstanding Katapult RSUs for the six months ended June 30, 2026 and the year ended December 31, 2025, respectively.

(5F)	Reflects estimated income tax expense of $6.2 million and income tax benefit of $38.4 million related to the Transaction Accounting Adjustments for six months ended June 30, 2026 and the year ended December 31, 2025. Tax-related adjustments are based upon an estimated US statutory tax rate. The estimated blended tax rate used for the unaudited pro forma condensed combined financial information will likely vary from the actual tax rates in periods as of and subsequent to the completion of the Mergers. Because Aaron’s and Katapult will be included in CCFI’s consolidated tax return following the acquisition, CCFI assessed the realizability of its deferred tax assets and recorded a corresponding valuation allowance adjustment in the unaudited pro forma condensed combined statement of operations as a nonrecurring adjustment.

(5G)	Represents the adjustment to the combined organization’s personnel costs of $12.3 million to record one-time post-combination compensation costs for the year ended December 31, 2025. Compensation costs include severance benefits, retention bonuses, and $5.4 million related to a bonus payment under the CCFI CIC Plan. The post-combination compensation costs are expected to be incurred within the first twelve months after the close of the Transaction. As such, no pro forma adjustment is presented for the six months ended June 30, 2026.

(5H)	Represents the elimination of net loss attributable to non-controlling interest of $0.2 million and $1.3 million for the six months ended June 30, 2026 and the year ended December 31, 2025, respectively, to reflect the acquisition of CCFI MIP Equity as a result of the Mergers and the Contributions

Note 6. Purchase of Preferred Stock

As described above, on December 11, 2025, a side-letter agreement was signed between Katapult and Hawthorn in which Hawthorn sold all shares of Katapult Preferred Stock to Katapult. In connection with the Closing, Katapult entered into a term loan agreement with an aggregate principal amount of $74.7 million to fund the purchase of the Katapult Preferred Stock. With the issuance of the $74.7 million loan, Katapult repurchased all 65,000 preferred shares from Hawthorn, which eliminated Katapult’s preferred shares at their carrying value of $27.9 million, as well as the $8.7 million derivative liability. The loan is presented net of issuance costs of $2.4 million. The following adjustments were made to the unaudited pro forma condensed combined balance sheet:

(in thousands)	June 30, 2026
Debt, net	$72,327
Derivative liability	(8,700)
Preferred stock	(27,909)
Additional paid-in capital	(35,718)

Further, incremental interest expense of $5.9 million and the reversal of the $4.9 million gain from remeasurement of the derivative liability are reflected in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2026. Incremental interest expense of $6.1 million associated with the issuance of the new debt instrument, in excess of historical interest expense of $5.7 million incurred for existing debt paid off with the net proceeds from the issuance of Preferred Stock, and reversal of the $17.4 million gain from remeasurement of the derivative liability are reflected in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025. The following adjustments were made to the unaudited pro forma condensed combined statement of operations:

(in thousands)	For the six months ended June 30, 2026	For the year ended December 31, 2025
Interest expense on new debt financing	$5,866	$11,744
Reduction of interest expense for extinguishment of existing debt	-	(5,654)
Pro Forma Adjustment to Interest expense (income), net	5,866	6,090
Reversal of gain on Derivative liability	4,900	17,400
Pro Forma Adjustment to Other expense (income)	$4,900	$17,400

As a result of the Purchase of Preferred Stock, a $1.4 million and $1.2 million income tax benefit is reflected for the six months ended June 30, 2026 and the year ended December 31, 2025, respectively, based on the anticipated tax treatment and the statutory tax rate.

Note 7. Financing Accounting Adjustments

As described above, in connection with the Closing, Katapult entered into a term loan agreement for senior secured term loan facilities in an aggregate principal amount of up to $200.0 million, consisting of (i) an initial term loan facility in an aggregate principal amount of approximately $121.7 million, which was funded fully on August 11, 2026, and (ii) a delayed draw term loan facility in an aggregate principal amount of up to approximately $78.0 million. The following financing adjustments were made to the unaudited pro forma condensed combined balance sheet:

(in thousands)	June 30, 2026
Proceeds from the debt financing	$121,725
Payment of financing costs	(7,581)
Pro Forma Adjustment	$114,144

Further, the following financing adjustments were made to the unaudited pro forma condensed combined statement of operations:

(in thousands)	For the six months ended June 30, 2026	For the year ended December 31, 2025
Interest expense on delayed draw term loan	$13,031	$25,236
Amortization of debt issuance costs	1,131	1,803
Pro Forma Adjustment to Interest expense (income), net	$14,162	$27,039

Additionally, in connection with the transaction, CCFI entered into a fifth amendment to the agreement for the Sparrow Term Loan to amend certain covenants and provisions. The primary provisions of this amendment increased the maximum commitment by $25.0 million to $75.0 million, which was funded in full on August 10, 2026. The following financing adjustments were made to the unaudited pro forma condensed combined balance sheet:

(in thousands)	June 30, 2026
Proceeds from the debt financing	$25,000
Pro Forma Adjustment	$25,000

Further, the following financing adjustments were made to the unaudited pro forma condensed combined statement of operations:

(in thousands)	For the six months ended June 30, 2026	For the year ended December 31, 2025
Interest expense on Sparrow Term Loan	$1,500	$4,500
Pro Forma Adjustment to Interest expense (income), net	$1,500	$4,500

As a result of the Financing Adjustments, a $3.8 million and $4.7 million income tax benefit is reflected for the six months ended June 30, 2026 and the year ended December 31, 2025, respectively, based on the anticipated tax treatment and the statutory tax rate.

Note 8. Earnings Per Share

The following tables set forth the computation of pro forma basic and diluted earnings per share of the combined organization for the six months ended June 30, 2026 and the year ended December 31, 2025.

(in thousands, except per share data)
Numerator (basic and diluted):	For the six months ended June 30, 2026	For the year ended December 31, 2025
Pro forma net income (loss) attributable to common shares	$36,857	$(29,256)
Denominator:
Weighted-average number of common shares outstanding – basic and diluted	87,259	86,813
Pro forma earnings (loss) per share:
Basic and diluted	$0.42	$(0.34)

(in thousands)	For the six months ended June 30, 2026	For the year ended December 31, 2025
Denominator for basic and diluted
Historical weighted-average number of common shares outstanding	5,473	5,027
Total Katapult Common Stock to be cancelled pursuant to earn out conditions triggered by the Mergers	(300)	(300)
Shares of Katapult common stock issued to Aaron’s stockholders in the Mergers and Contributions	12,313	12,313
Shares of Katapult common stock issued to CCFI unitholders in the Mergers and Contributions	69,773	69,773
Total weighted average common shares outstanding (basic and diluted):	87,259	86,813